Exhibit 10.5

ACKNOWLEDGMENT AND AGREEMENT

Diamond Jo Worth, LLC, a Delaware limited liability company (the “Pledged Company”) hereby (i) acknowledges receipt of a fully executed copy of the foregoing Stock Pledge Agreement, dated as of June 16, 2004, as amended by that certain First Amendment to Pledge Agreement dated as of November 10, 2004 and as supplemented by that certain Stock Pledge Agreement Supplement dated as of even date herewith (the “Supplement”) (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”; capitalized terms used herein without definition have the meanings provided therein), made by the Pledgors in favor of Wells Fargo Foothill, Inc., as Agent; (ii) consents and agrees to the pledge by the Pledgors of the Pledged Collateral pursuant to the Agreement and to all of the other terms and provisions of the Agreement; (iii) represents and warrants that it has no knowledge, prior to giving effect to this acknowledgment, of any lien, restriction or adverse claim of any kind to which any interests of the Pledgors or the Agent is subject; (iv) irrevocably waives any breach or default under the Operating Agreement as a result of the execution, delivery and performance by the Pledgors and the Agent of the Agreement; (v) advises the Pledgors and the Agent that a pledge of the Pledged Interests set forth on Schedule 1 to the Supplement has been registered on the books of the Pledged Company and in the name of the Agent and agrees to so register any additional interests pledged pursuant to the Agreement, and (vi) consents and agrees to any transfer of the Pledged Collateral pursuant to Section 5 of the Agreement.

IN WITNESS WHEREOF, a duly authorized officer of the undersigned has executed and delivered this Acknowledgment and Agreement this 12 day of July, 2005.

DIAMOND JO WORTH, LLC

		By:	/s/ Natalie A. Schramm
		Name:	Natalie A. Schramm
		Title:	Chief Financial Officer

WITNESSED:

By:	/s/ Karen M. Beetem
Name:	Karen M. Beetem